UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2009
SOMAXON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3721 Valley Centre Drive, Suite 500, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 480-0400
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Somaxon Pharmaceuticals, Inc. hosted a conference call on February 26, 2009 at 4:30 p.m. Eastern time to provide an update on the review by the U.S. Food and Drug Administration, or FDA, of the company’s New Drug Application, or NDA, for Silenor® (doxepin). The conference call transcript is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     A telephonic replay will be available for approximately one week following the conclusion of the call by dialing (800) 405-2236 (domestic) or (303) 590-3000 (international), and entering passcode 11127143. The call will be archived and accessible at www.somaxon.com for approximately two weeks.
     The foregoing information in this Current Report on Form 8-K, together with the transcript attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.
     By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of Item 7.01 in this report or the transcript attached hereto as Exhibit 99.1. The information contained in the transcript is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 8.01. Other Events
     On February 26, 2009, Somaxon announced that the company received a Complete Response Letter from the FDA for its NDA for Silenor for the treatment of insomnia. Based on its review, the FDA has determined that the NDA cannot be approved in its present form.
     In the Complete Response Letter, the FDA raised a number of issues relating to the interpretation of the efficacy data contained in the Silenor NDA and indicated that the FDA was open to a discussion of these concerns. The FDA did not specifically request the company to conduct additional clinical trials of Silenor. The company believes that a discussion with the FDA will be necessary to gain a complete understanding of the implications of the issues raised in the Complete Response Letter, and the company intends to schedule this discussion as soon as possible.
     With respect to safety, the FDA noted that there were no adverse events observed in the clinical studies included in the NDA that would preclude approval, but asked the company to address the possibility that doxepin may prolong the cardiac QT interval. The company intends to respond by submitting to the FDA the results of its completed clinical trial of doxepin that evaluated the potential for electrocardiogram effects. As the company has previously disclosed, the results of this clinical trial demonstrated that doxepin had no effect on QT interval prolongation when administered at 6 mg or 50 mg.
Somaxon cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, statements about Somaxon’s interpretation of the Complete Response Letter that it received from the FDA on February 25, 2009 relating to its New NDA for Silenor, and the FDA’s agreement with such interpretation; the potential for the FDA to approve the NDA for Silenor for one or more indications on a timely basis or at all; the potential for the FDA to impose non-clinical, clinical or other requirements to be completed before or after regulatory approval of Silenor; Somaxon’s ability to demonstrate to the satisfaction of the FDA that potential NDA approval of Silenor is appropriate without standard, long-term carcinogenicity studies, given the context of completed trials and pending studies; the timing and results of preclinical studies for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent approval or commercialization, or that could result in recalls or product liability claims; Somaxon’s ability to raise sufficient capital to meet FDA requirements and otherwise fund Somaxon’s operations, and to meet its obligations to parties with whom Somaxon contracts relating to financing activity, and the impact of any such financing activity on the level of Somaxon’s stock price; the impact of any inability to raise sufficient capital to fund ongoing operations, including the potential to be required to restructure the company or to be unable to continue as a going concern; the potential to enter into and the terms of any strategic transaction relating to Silenor; Somaxon’s ability to successfully commercialize Silenor, if it is approved by the FDA; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; the extent to which any approved label for Silenor together with such patent protection can provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; Somaxon’s products, expected future revenues, operations and expenditures and projected cash needs; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Exchange Act.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Conference Call Transcript, dated February 26, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.
Date: March 2, 2009
	By:	/s/ Meg M. McGilley
	Name:	Meg M. McGilley
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Conference Call Transcript, dated February 26, 2009